Exhibit (c)(7)

Preliminary Draft Subject to Change Discussion Materials Prepared for The Conflicts Committee of the Board of Directors of American Midstream GP, LLC Regarding Project Harpoon January 22, 2019

Preliminary Draft Subject to Change These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Conflicts Committee of the Board of Directors of American Midstream GP, LLC (the “Conflicts Committee”), the general partner of American Midstream Partners, L.P., to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Evercore. These materials are based on information provided by or on behalf of the Conflicts Committee, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Partnership and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Partnership. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared for the benefit and internal use of the Conflicts Committee. These materials were compiled on a confidential basis for use by the Conflicts Committee and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore or any of its affiliates to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

Preliminary Draft
Subject to Change

# Illustrative Present Value of Future Unit Value Analysis

## Summary Analysis

- As reviewed with the Conflicts Committee on January 21, 2019, if the Partnership were to execute a sale of Natural Gas Transportation, issue Second Lien Notes in 2019 at an interest rate of 11.0% and extend its revolving credit facility at the current pricing tiers based on Consolidated Total Leverage Ratio, the Partnership would realize the following financial metrics assuming AMID Financial Projections

| | |
|---|---|
| 2021E Distributable Cash flow Per Unit (As Converted Basis) [1] | $1.09 |
| 2021E Convenant Total Consolidated Leverage [2] | 4.0x |

- Assuming (i) a range of 1.20x to 1.40x distribution coverage on 2021E DCF/LP unit (as converted)[1] and (ii) a distribution yield of between 9.0% and 11.0%, the following sets forth the present value of an AMID unit as of January 1, 2019 assuming a required equity return of between 12.0% to 17.0%

### 1.20x 2021E Distribution Coverage[3]

| Required Equity Returns | 2021E Distribution Yield 9.00% | 10.00% | 11.00% |
|---|---|---|---|
| 12.0% | $7.61 | $6.85 | $6.22 |
| 13.0% | 7.44 | 6.70 | 6.09 |
| 14.0% | 7.28 | 6.55 | 5.95 |
| 15.0% | 7.12 | 6.41 | 5.83 |
| 16.0% | 6.97 | 6.27 | 5.70 |
| 17.0% | 6.82 | 6.14 | 5.58 |

### 1.30x 2021E Distribution Coverage[3]

| Required Equity Returns | 2021E Distribution Yield 9.00% | 10.00% | 11.00% |
|---|---|---|---|
| 12.0% | $7.02 | $6.32 | $5.74 |
| 13.0% | 6.87 | 6.18 | 5.62 |
| 14.0% | 6.72 | 6.05 | 5.50 |
| 15.0% | 6.57 | 5.92 | 5.38 |
| 16.0% | 6.43 | 5.79 | 5.26 |
| 17.0% | 6.30 | 5.67 | 5.15 |

### 1.40x 2021E Distribution Coverage[3]

| Required Equity Returns | 2021E Distribution Yield 9.00% | 10.00% | 11.00% |
|---|---|---|---|
| 12.0% | $6.52 | $5.87 | $5.33 |
| 13.0% | 6.38 | 5.74 | 5.22 |
| 14.0% | 6.24 | 5.61 | 5.10 |
| 15.0% | 6.10 | 5.49 | 4.99 |
| 16.0% | 5.97 | 5.38 | 4.89 |
| 17.0% | 5.85 | 5.26 | 4.78 |

Source: AMID management, Partnership filings
1. Assumes conversion of Series A-1, Series A-2 and Series C Preferred Units convert into 23,359,144 common units and 679,290 common units are issued per quarter beginning in Q4 2018 for accrued and unpaid distributions on an as-converted basis
2. EBITDA calculation for covenant compliance adjusted for non-recurring corporate expenses, material project adjustments and forecasted transaction expenses
3. Assumes 2.5 years of discounting

EVERCORE 1 AMID

Preliminary Draft
Subject to Change

# Illustrative Valuation

## Summary Analysis

- The following set forth an illustrative series of additions and subtractions to the Preliminary Total Partnership – Discounted Cash Flow Analysis and Preliminary Sum of the Parts – Discounted Cash Flow Analysis as set forth in the materials presented to the Conflicts Committee on January 15, 2019, utilizing valuation sensitives set forth in that presentation

| | Total Partnership DCF Value per Unit | | Sum of the Parts DCF Value per Unit | |
|---|---|---|---|---|
| Value per Unit | ($2.76) | $2.92 | ($4.03) | $3.01 |
| Incremental Value of Divestitures | 0.77 | 2.18 | (0.60) | 1.63 |
| Reduction in Natural Gas Transportation Maintenance Capital Expenditures | 0.14 | 0.32 | 0.27 | 0.38 |
| Additional Tie-Back to Delta House | 0.40 | 0.49 | 0.28 | 0.46 |
| Cushing Recontracts at $0.26 / Bbl / Month | 0.36 | 0.41 | 0.40 | 0.51 |
| $5.0 million of Annual Corporate Expenses Savings | 0.79 | 0.93 | 0.79 | 1.01 |
| **Illustrative Unit Price** | **($0.30)** | **$7.25** | **($2.89)** | **$7.00** |

| | | | | |
|---|---|---|---|---|
| **Illustrative Unit Price – Annual Corporate Expenses Sensitivity:** | | | | |
| Illustrative Unit Price Assuming $10.0 million of Annual Corporate Expense Savings | $0.49 | $8.18 | ($2.10) | $8.01 |
| Illustrative Unit Price Assuming $20.0 million of Annual Corporate Expense Savings | 2.07 | 10.04 | (0.52) | 10.03 |
| Illustrative Unit Price Assuming $30.0 million of Annual Corporate Expense Savings | 3.65 | 11.90 | 1.06 | 12.05 |

EVERCORE
2
AMID AMERICAN MIDSTREAM

Preliminary Draft
Subject to Change

# Illustrative Value of Incremental Delta House Volumes

## $4.50 / Boe 3rd Party Throughput Rate

*($ in millions)*

### Delta House Capacity

| | |
|---|---|
| Nameplate Capacity (Boed) | 138,333 |
| Less: Downtime[1] | (11,227) |
| **Adjusted Capacity (Boed)** | **127,107** |

- Assumes additional volumes come online in December of the year prior to the New Volume year and decline at an annual rate of 9%
- Final production assumption represents utilizing excess capacity in January of the year in which new volumes come online assuming the Delta House Volume Forecast

| | | For the Nine Months Ending December 31, | For the Years Ending December 31, | | | | | | DCF Value @ 2.0x - 4.0x EBITDA Terminal Value in 2025E / 8.0 - 9.0% WACC |
|---|---|---|---|---|---|---|---|---|---|
| | | 2019E | 2020E | 2021E | 2022E | 2023E | 2024E | 2025E | |
| New Volumes in 2022E | Delta House Volume Forecast (MBoed) | 117.7 | 118.7 | 118.1 | 110.9 | 102.3 | 81.0 | 72.5 | $296.3 - $364.0 |
| | +10.0 MBoed | 117.7 | 118.7 | 118.1 | 120.5 | 111.1 | 89.1 | 79.8 | 312.8 - 389.4 |
| | +10.2 MBoed | 117.7 | 118.7 | 118.1 | 120.6 | 111.3 | 89.2 | 79.9 | 313.1 - 389.8 |
| New Volumes in 2023E | Delta House Volume Forecast (MBoed) | 117.7 | 118.7 | 118.1 | 110.9 | 102.3 | 81.0 | 72.5 | $296.3 - $364.0 |
| | +10.0 MBoed | 117.7 | 118.7 | 118.1 | 110.9 | 111.9 | 89.8 | 80.5 | 310.0 - 387.3 |
| | +16.8 MBoed | 117.7 | 118.7 | 118.1 | 110.9 | 118.5 | 95.8 | 85.9 | 319.4 - 403.2 |
| New Volumes in 2024E | Delta House Volume Forecast (MBoed) | 117.7 | 118.7 | 118.1 | 110.9 | 102.3 | 81.0 | 72.5 | $296.3 - $364.0 |
| | +10.0 MBoed | 117.7 | 118.7 | 118.1 | 110.9 | 102.3 | 90.6 | 81.2 | 307.4 - 385.4 |
| | +20.0 MBoed | 117.7 | 118.7 | 118.1 | 110.9 | 102.3 | 100.2 | 90.0 | 318.4 - 406.8 |
| | +30.0 MBoed | 117.7 | 118.7 | 118.1 | 110.9 | 102.3 | 109.8 | 98.8 | 329.5 - 428.2 |
| | +38.5 MBoed | 117.7 | 118.7 | 118.1 | 110.9 | 102.3 | 118.0 | 106.3 | 339.0 - 446.5 |
| New Volumes in 2025E | Delta House Volume Forecast (MBoed) | 117.7 | 118.7 | 118.1 | 110.9 | 102.3 | 81.0 | 72.5 | $296.3 - $364.0 |
| | +10.0 MBoed | 117.7 | 118.7 | 118.1 | 110.9 | 102.3 | 81.0 | 82.1 | 304.8 - 383.6 |
| | +20.0 MBoed | 117.7 | 118.7 | 118.1 | 110.9 | 102.3 | 81.0 | 91.7 | 313.2 - 403.2 |
| | +30.0 MBoed | 117.7 | 118.7 | 118.1 | 110.9 | 102.3 | 81.0 | 101.3 | 321.7 - 422.8 |
| | +61.3 MBoed | 117.7 | 118.7 | 118.1 | 110.9 | 102.3 | 81.0 | 131.3 | 348.2 - 484.0 |

Source: AMID management
1. Downtime assumes 5% production downtime and 12 hurricane days

EVERCORE
3
AMID

Preliminary Draft Subject to Change

# Illustrative Value of Incremental Delta House Volumes

## $1.50 / Boe Anchor Producer Throughput Rate

*($ in millions)*

**Delta House Capacity**

| | |
|---|---|
| Nameplate Capacity (Boed) | 138,333 |
| Less: Downtime[1] | (11,227) |
| **Adjusted Capacity (Boed)** | **127,107** |

- Assumes additional volumes come online in December of the year prior to the New Volume year and decline at an annual rate of 9%
- Final production assumption represents utilizing excess capacity in January of the year in which new volumes come online assuming the Delta House Volume Forecast

| | | For the Nine Months Ending December 31, 2019E | For the Years Ending December 31, 2020E | 2021E | 2022E | 2023E | 2024E | 2025E | DCF Value @ 2.0x - 4.0x EBITDA Terminal Value in 2025E / 8.0 - 9.0% WACC |
|---|---|---|---|---|---|---|---|---|---|
| New Volumes in 2022E | Delta House Volume Forecast (MBoed) | 117.7 | 118.7 | 118.1 | 110.9 | 102.3 | 81.0 | 72.5 | $296.3 - $364.0 |
| | +10.0 MBoed | 117.7 | 118.7 | 118.1 | 120.5 | 111.1 | 89.1 | 79.8 | 301.8 - 372.4 |
| | +10.2 MBoed | 117.7 | 118.7 | 118.1 | 120.6 | 111.3 | 89.2 | 79.9 | 301.9 - 372.6 |
| New Volumes in 2023E | Delta House Volume Forecast (MBoed) | 117.7 | 118.7 | 118.1 | 110.9 | 102.3 | 81.0 | 72.5 | $296.3 - $364.0 |
| | +10.0 MBoed | 117.7 | 118.7 | 118.1 | 110.9 | 111.9 | 89.8 | 80.5 | 300.9 - 371.7 |
| | +16.8 MBoed | 117.7 | 118.7 | 118.1 | 110.9 | 118.5 | 95.8 | 85.9 | 304.0 - 377.1 |
| New Volumes in 2024E | Delta House Volume Forecast (MBoed) | 117.7 | 118.7 | 118.1 | 110.9 | 102.3 | 81.0 | 72.5 | $296.3 - $364.0 |
| | +10.0 MBoed | 117.7 | 118.7 | 118.1 | 110.9 | 102.3 | 90.6 | 81.2 | 300.0 - 371.1 |
| | +20.0 MBoed | 117.7 | 118.7 | 118.1 | 110.9 | 102.3 | 100.2 | 90.0 | 303.7 - 378.2 |
| | +30.0 MBoed | 117.7 | 118.7 | 118.1 | 110.9 | 102.3 | 109.8 | 98.8 | 307.4 - 385.4 |
| | +38.5 MBoed | 117.7 | 118.7 | 118.1 | 110.9 | 102.3 | 118.0 | 106.3 | 310.5 - 391.5 |
| New Volumes in 2025E | Delta House Volume Forecast (MBoed) | 117.7 | 118.7 | 118.1 | 110.9 | 102.3 | 81.0 | 72.5 | $296.3 - $364.0 |
| | +10.0 MBoed | 117.7 | 118.7 | 118.1 | 110.9 | 102.3 | 81.0 | 82.1 | 299.1 - 371.1 |
| | +20.0 MBoed | 117.7 | 118.7 | 118.1 | 110.9 | 102.3 | 81.0 | 91.7 | 301.9 - 377.0 |
| | +30.0 MBoed | 117.7 | 118.7 | 118.1 | 110.9 | 102.3 | 81.0 | 101.3 | 304.8 - 383.6 |
| | +61.3 MBoed | 117.7 | 118.7 | 118.1 | 110.9 | 102.3 | 81.0 | 131.3 | 313.6 - 404.0 |

Source: AMID management

1. Downtime assumes 5% production downtime and 12 hurricane days

EVERCORE 4 AMID